[LETTERHEAD OF ANDERSON, BYRD, RICHESON & FLAHERTY]               Exhibit 5.1


                                                              November 30, 1995

The Empire District Electric Company
602 Joplin, P.O. Box 127
Joplin, Missouri  64802

Ladies and Gentlemen:

            This opinion is being rendered in connection with the registration statement on Form S-8 (the "Registration Statement") filed by The Empire District Electric Company (the "Company") with the Securities and Exchange Commission (the "Commission") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act") of 650,000 shares of common stock, $1.00 par value (the "Common Stock"), of the Company, and the related Preference Stock Purchase Rights (the "Rights"), which are issuable pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

            We advise you that in our opinion:

            1. The Company is duly organized and validly existing under the laws of the State of Kansas.

            2. When (i) the Registration Statement has become effective under the Act, (ii) the issue and sale of the Common Stock have been duly authorized by the Company's Board of Directors and by the State Corporation Commission of the State of Kansas and (iii) the shares of Common Stock have been duly issued and paid for in accordance with the terms of the Company's 1996 Stock Incentive Plan, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

            3. The issuance of the Rights has been validly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, dated July 26, 1990, between the Company and Chemical Bank, as Rights Agent, will be validly issued.

            We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such inclusion does not constitute a consent under Section 7 of the Act as in consenting to such inclusion we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.
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            We also consent to the use of our name and the making of the statement with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof and in the documents incorporated by reference therein.

                              Sincerely,

                              /s/ James G. Flaherty

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